AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2007
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, as amended

GEN2MEDIA CORPORATION
(Name of small business issuer in its charter)

Nevada	7370	26-1358844
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
 (Address and telephone number of principal executive offices)

Copies to:
Marc Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

Registrant's telephone number:  310-770-1693

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

(COVER CONTINUES ON FOLLOWING PAGE)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock offered by our Selling Stockholders (2)	14,695,000	$0.50	$7,347,500	$226.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

(2) The selling shareholders will offer their shares at $.50 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DECEMBER 7, 2007

GEN2MEDIA CORPORATION

14,695,000 Shares of
Common Stock

The Selling shareholders are offering up to 14,695,000 shares of common stock. The selling shareholders will offer their shares at up to $0.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December  2007.

TABLE OF CONTENTS

SUMMARY INFORMATION	5

RISK FACTORS	7

USE OF PROCEEDS	12

DETERMINATION OF OFFERING PRICE	12

DILUTION	12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	13

LEGAL PROCEEDINGS	18

EXECUTIVE COMPENSATION	19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21

DESCRIPTION OF SECURITIES	22

SELLING SHAREHOLDERS	22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	23

PLAN OF DISTRIBUTION	24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25

INTEREST OF NAMED EXPERTS	26

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27

FINANCIAL STATEMENTS	28

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Gen2Media", "Company", "we," "us," or "our" refer to GEN2Media Corporation.

Organization

GEN2Media Corporation is a Nevada Corporation with one operating subsidiary, E360, LLC, which is a Limited Liability Company organized under the laws of the State of Florida (“E360”). The Company was formed on May 1, 2007 under the laws of the State of Nevada, and its subsidiary E360 was formed on July 21, 2006 by filing Articles of Organization with the Secretary of State of the State of Florida.

The Company, through E360, owns a patent-pending technology for the display of online video. The Company operates a website, E360live.com, which allows consumers to watch, download or own, in a library format, music videos, television shows or feature films. E360live.com, and its contents, is not a part of this prospectus and investors should not rely on information found in E360live.com in making their investment decisions.

E360 is not a wholly owned subsidiary of the Company, since 5% of that entity is owned by third parties. On May 1, 2007 95% of E360  was acquired by GEN2Media in exchange for 32,499,999 shares of common stock of the Company issued to Mary Spio, Mark Argenti and Ian McDaniel, each receiving 10,833,333 shares of the Company’s common stock.

We are a development stage business and have had limited revenues since our formation. There is currently no public market for our common stock.

As with any investment, there are certain risks involved in this offering.  All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering.  The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein on page 7.  Any person who cannot afford the loss of their entire investment should not purchase the Shares.

Business

E360live.com (“E360Live”), operated by E360, is an online digital television service providing multi-channel video programming. The E360Live Network provides subscribers with access to numerous channels of digital-quality video that is transmitted directly to the subscriber via the Internet at anytime and to any mobile device capable of receiving Internet service. Subscribers may watch pre-programmed channels or create their own channels by selecting from E360Live’s vast list of content of over 15,000 Music Videos, Television Shows, Movies, Sports, Events, Concerts, and Exclusives. Through proprietary technologies; the E360Live platform can be licensed to service providers or used directly by End-Users. E360Live is the alternative to satellite, terrestrial and cable transmission.

As full-service marketers of entertainment and lifestyle products, we have provided marketing and technology for leading entertainment retailers. Our core competency is helping our partners and clients gain exposure within their target demographic, and enabling access to 'hard to reach' niche markets through our partnerships with traditional retailers, Internet retailers and a variety of multifaceted marketing and promotions outlets.

E360Live’s proprietary video automation system was initially developed for use by touring artists and has been in use by some of the largest names in entertainment.

 Our address is 2295 S. Hiawassee Rd., Suite 414, Orlando, FL 32835 and our telephone number is 310-770-1693

Recent Developments

The Company previously sold or issued an aggregate of 14,695,000 shares (“the Shares”) in a private placement (the “Private Placement”) or to consultants or service providers, all of which constitute the Selling Shareholders. The Private Placement in the amount of $999,500 to 23 accredited investors and 20 unaccredited investors, which occurred from May 19, 2007 through November 16, 2007, included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company that received 4,000,000 shares under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received 700,000 shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

The Offering

Common stock outstanding before the offering	45,194,999

Common stock offered by selling stockholders	Up to 14,695,000 shares. The maximum number of shares to be issued to the selling stockholders, 14,695,000, represents 32.5% of our current outstanding stock.

Common stock to be outstanding after the offering	Up to 45,194,999 shares.

Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 45,194,999 shares of common stock outstanding as of November 15, 2007.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment..

Risks Related to Our Business and Industry

We have a limited operating history upon which to base an investment decision.

We were formed in May 2007 and have not yet launched E360Live., We have not entered into any licensing agreements as of the date of this offering.  Accordingly, we have a limited operating history as a company.  As a result, there is very limited historical performance upon which to evaluate our prospects for achieving our business objectives.  Our prospects must be considered in light of the risks, difficulties and uncertainties frequently encountered by development stage entities.

Even if this Offering is fully subscribed and closed,we will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  There is no assurance additional funds will be available from any source; or, if available, such funds may not be on terms acceptable to the Company.  In either of the aforementioned situations, the Company may not be able to fully implement its growth plans.

We face significant competition from YouTube, My Space, Craig’s List, Evite, Shutterfly, and Facebook.

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information and entertainment on the web. Currently, we consider our primary competitors to be YouTube.com, MySpace.com, CraigsList.com, Evite.com, Shutterfly.com, and Facebook.com. Also, our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. YouTube, My Space, Craig’s List, Evite, Shutterfly, and Facebook also may have a greater ability to attract and retain users than we do because they operate internet portals with a broad range of content products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, we could experience a significant decline in user traffic or in the size of the Company’s network. Any such decline could negatively affect our revenues.

We are dependent upon our Managers for the operating of the Company.

The Company is dependent upon the services of the Managers to determine and implement the overall focus and strategy of the Company.  Furthermore, the Company is dependent upon the Managers to oversee the operations of GEN2MEDIA.  The Managers have little or no experience establishing strategy or providing oversight to manage an online video distribution website or licensing business. Thus, there can be no assurance that the Managers’ experience will be sufficient to successfully achieve the business objectives of the Company.  All decisions regarding the management of the Company’s affairs will be made exclusively by the Officers and Directors of the Company.  In the event these persons are ineffective, the Company’s business and results of operation would likely be adversely affected.

Our inability to attain and protect intellectual property rights could reduce the value of our products, services and brand.

Potential trademarks, trade secrets, copyrights and other intellectual property rights may be important assets for us. Various events outside of our control pose a threat to our ability to attain or protect intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our ability to attain or protect our intellectual property rights could harm our business or our ability to compete. Also, protecting intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our future intellectual property could make it more expensive to do business and harm our operating results.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Item 1A, Risk Factors, and the following factors may affect our operating results:

•	Our ability to continue to attract users to our web sites.

•	Our ability to monetize (or generate revenue from) traffic on our web sites.

•	Our ability to attract advertisers to our program.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

•	Our focus on long-term goals over short-term results.

•	The results of our investments in risky projects.

•	Our ability to keep our web sites operational at a reasonable cost and without service interruptions.

•	Our ability to achieve revenue goals for partners to whom we guarantee minimum payments or pay distribution fees.

•	Our ability to generate revenue from services in which we have invested considerable time and resources.

We have no certainty as to the availability and terms of future financing.

We expect that we will be required to seek additional financing in the future.  We cannot be sure that such financing will be available or available on attractive terms, or that such financing would not result in a substantial dilution of a  shareholder’s interest in the Company.  If we cannot obtain financing when we need or on terms that are commercially reasonable to us, we will not be able to pursue our business plan as we currently anticipate.  See “Use of Proceeds,” “Plans of Operations,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operation” and “Projections.”

We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed. Furthermore, we cannot assure you that these or other companies will not develop new or enhanced products that are more effective than any that E360, LLC currently have or will develop in the future.

We rely on E360 to successfully develop and market new and existing products.

While we are pleased about the progress made to date on the products currently offered by E360, LLC, we cannot be sure these products will be commercially viable. Likewise, we have no assurances that E360 will be able to expand upon their current product offerings of that any such expansion will result in revenues to the company.

Shareholders will have limited or no input on any investment or management decisions.

The officers and directors of the Company control a majority of the stock of the Company, and the Company will be managed by the Officers and by the Board. Very few matters will be submitted to Shareholder vote, and if so submitted, the Officers can control the outcome of that vote. Therefore, as a minority shareholder, you will have no or limited say in the management of the Company. Accordingly, no prospective investor should purchase any Shares unless it is willing to entrust all aspects of our business and operations to the current Officers and Board of the Company.

Risks Related to this Offering.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria.  No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder.  Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

There is no public market for the Shares and there is no assurance of a public offering.

There is no public trading market for the Shares, and there can be no assurance that the Company will conduct a public offering in the future to create a market for the Shares.  The Shares have not been, but are planned to be registered under the Securities Act of 1933, as amended.  The Shares are offered hereby pursuant to an exemption from registration under the Securities Act in reliance upon intended compliance with the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.  The Shares may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of, unless such sale, transfer, assignment, pledge or hypothecation will not violate the registration requirements of any applicable Federal or State securities laws.  The Company agrees to undertake to register these shares for resale pursuant to an SB-2 Registration Statement to be filed by the Company as soon as the offering is closed, and will expeditiously pursue such registration. However, the process of affecting such a registration and thereafter becoming a publicly traded company is a potentially lengthy one. Accordingly, this investment is designed for investors with no need for liquidity and who can afford to bear the risk of losing their entire investment.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time.  There is not a public market for the resale of the Shares.  A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan to effectuate listing with the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;
(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or
(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.
Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.
For more information about penny stocks, contact the Office of Filings, Information and Consumer Services of the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by telephone at (202) 272-7440

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to attract and retain management;

•	our growth strategies;

•	anticipated trends in our business;

•	our future results of operations;

•	our ability to make or integrate acquisitions;

•	our liquidity and ability to finance our acquisition and development activities;

•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues;

•	planned capital expenditures (including the amount and nature thereof);

•	estimates, plans and projections relating to acquired properties;

•	our financial position, business strategy and other plans and objectives for future operations;

•	the possibility that our acquisitions may involve unexpected costs;

•	competition;

•	the ability of our management team to execute its plans to meet its goals;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form SB-2 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company.  No independent accountant or appraiser has been retained to protect the interest of the investors.  No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares.  Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Background

We were incorporated in May 2007 in the State of Nevada for the purpose of engaging in the digital television services industry by providing multi-channel video programming. Our initial principal services product is our E360Live Network, which provides subscribers with access to a vast array of channels featuring digital-quality video that is transmitted directly to the subscriber via the Internet. We are a development stage company and, to date, we have not sold any products or generated any revenues.

Plan of Operation and Financing Needs

To date we have  generated limited revenues and we do not expect to generate  any significant revenues in the near future. We currently plan to continue developing effective consumer targeting via the Company’s platform, which is focused on providing sponsor's with a pre-qualified demographic. With the proliferation and advances in storage and display technology, we intend to continue to offer the highest quality video online at lower prices. Management hopes to position E360live for use on set-top televisions, with the widespread adaptation of High-Speed Broadband in the US, E360live, once positioned, can be an alternative to IPTV or serve as an IPTV platform.

We may not be able to start selling our products when planned or that we will become profitable from our other operations in the future. We have incurred net losses in each fiscal period since inception of our operations.

Our initial focus during the next twelve months is the finalization of a number strategic alliances, the initialization of a PR campaign and the rolling out of our product.

From May 19, 2007 through November 16, 2007, we engaged in a Private Placement in the aggregate amount of $999,500  which included up to 100,000,000 shares of the Company’s common stock at $.001 per share. This will provide adequate financing for the coming year to continue production of our product.

Results of Operations for the Three Months Ended September 30, 2007

For the three months ended September 30, 2007, we had revenues of $20,541.  We incurred operating expenses of $327,251 and loss applicable to minority interest was $15,335.  As a result, for the three months ended September 30, 2007, we incurred a net loss of $291,374. The Company is in the development stage and is focused primarily on its technology and raising capital.

Of this, expenses included $2,824 in depreciation, $33,858 in amortization advertising of $40,839, professional fees of $48,499 and rent of $10,723.

Liquidity and Capital Resources

As of September 30, 2007, we had cash and cash equivalents in the amount of $2,416 and a negative cash flow from operations for the three months ended September 30, 2007, of $280,396.  Since inception, we have been dependent upon proceeds from capital investment to fund our continuing activities.

Our earnings before interest, taxes, depreciation and amortization (EBITDA) amounted to $(270,028) and $(910,543) for the three months ended September 30, 2007, and for the period from our inception (July 21, 2006) through September 30, 2007, respectively.  We provide information and analysis regarding our EBITDA, which is a non-GAAP measure, because our investors have advised us that such information is relevant and important to their investment decisions.

EBITDA for each period reflects our actual operating losses of $(247,416) and $(870,001) for the three months ended September 30, 2007, and the period from our inception (July 21, 2006) through September 30, 2007, less depreciation and amortization on our long-lived assets.

The following table illustrates the reconciliation between EBITDA and the closest comparable GAAP measure, net cash used in operating activities, discussed elsewhere herein:

	Three Months Ended September 30 2007	(Inception) Through September 30, 2007
EBITDA	$(270,028)	$(910,543)
Common stock issued for services	-	200,000
Minority interest in loss of subsidiary	(15,335)	(47,537)
Changes in operating assets and liabilities, net	4,907	117,134

Net cash used in operating activities	$(280,396)	$(640,946)

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. Development of the website was completed in July 2007 and has been placed in service.  Website platform has an estimated useful life of 3 years and will be amortized over 36 months on a straight-line basis.

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the quarter from July 1, 2007 to September 30, 2007, was $40,839.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the interim period ended September 30, 2007.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring for fiscal years beginning after September 15, 2006. The Company is currently evaluating the effect, if any, the adoption of SFAS 155 will have on its financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of this standard on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The Company is currently evaluating the effect, if any, the adoption of SAB 108 will have on its financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows

BUSINESS

History

The Company, through its E360 Subsidiary, is engaged in the internet media distribution and content management industry.  GEN2Media Corporation was formed on May 1, 2007 under the laws of the State of Nevada. The Company maintains one operating subsidiary, E360, LLC, which is a Limited Liability Company organized on July 21, 2006 under the laws of the State of Florida.

E360 is not a wholly owned subsidiary of the Company, since 5% of that entity is owned by a third party. Specifically, pursuant to letter agreement dated April 9, 2007, Greatwater Holdings, LLC negotiated and purchased 5% of E360’s equity in consideration of $274,559.49. On May 1, 2007 95% of E360 was acquired by GEN2Media in exchange for 32,499,999 shares of common stock of the Company issued to Mary Spio, Mark Argenti and Ian McDaniel, each receiving 10,833,333 shares of the Company’s common stock.

The Company operates E360Live.com, which is an online digital television service providing multi-channel video programming. The E360Live Network provides subscribers with access to a vast array of channels featuring digital-quality video that is transmitted directly to the subscriber via internet at anytime and to any mobile device with Internet service. Subscribers may watch pre-programmed channels or create their own channels by selecting from E360Live’s vast list of content of over 15,000 music videos, television shows, movies, sports, events, concerts, and exclusives.

Through proprietary technologies; the E360Live platform can be licensed to service providers or used directly by end-users. E360Live may serve as an alternative to satellite, terrestrial and cable transmission.

Recent Developments

The Company previously sold the Shares in the Private Placement or to consultants or service providers, all of which constitute the Selling Shareholders. The Private Placement in the amount of $999,500 to 23 accredited investors and 20 unaccredited investors, which occurred from May 19, 2007 through November 16, 2007, included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company that received 4,000,000 shares under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received 700,000 shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

We are in the process of seeking to acquire content from multiple vendors, one of which is Image Entertainment.  Preliminary agreements are in place and will be executed once funding becomes available.  The Company estimates to have over 15,000 music videos in its library.

Industry Overview

The internet has matured into the communications medium and platform that is integral to the fabric of our day-to-day life. It has revolutionized the way people and businesses communicate while fundamentally shifting the economy, driving it towards a virtual marketplace with a global reach. Consumers are bored with the limits of traditional entertainment outlets, they want choices, options and the ability to watch and listen to exactly what they crave, when and where they choose to, and with the widespread adaptation of broadband consumers are seeking online content. For example:

•	major networks now feature content from various websites;
•	management believes more people watched Live8 2006 online, than they did on broadcast TV;
•	consumer Generated Media (CGM) is growing at a high rate; and
•	online music retailers are outselling the largest “brick and mortar” music retails stores.

Market Opportunity

Management believes that the consumer demand for accessing music videos, movies, TV shows and other video online is driving online video sites to grow quickly. Strategy Analytics, a technology research firm, has predicted in a report available at http://www.strategyanalytics.net/default.aspx?mod=PressReleaseViewer&a0=3195 that online sales of TV shows, movies and other prerecorded video will become a billion-dollar business in 2007. The aforementioned website, and its content, is not intended to be a part of this prospectus and investors should not rely on information available at such site. The report predicts that by the end of 2007 the market will grow to $1.5 billion. The report further indicated that by 2010, global revenue from online video sales, rentals and subscriptions will grow to $5.9 billion, and account for eight percent of total home video industry revenues.

According to Akamai’s net usage index for digital music report, available at http://www.akamai.com/html/technology/nui/music/index.html, global music sites collectively reach a daily peak of 786,000 visitors per minute. The aforementioned website, and its content, is not intended to be a part of this prospectus and investors should not rely on information available at such site.

E360Live provides opportunities for artists to build exposure at what management believes to be a reduced cost. Major labels spend over $850,000 on radio, TV and in-store promotion on making a new artist a household name. E360Live will allow artists to reach a vast array of their potential fans at a reduced cost.

New Challenges for Traditional Media

Technologies have changed certain aspects of consumer patterns, and new generations of consumers have become desensitized to ‘traditional’ marketing tactics. It is based on this premise that the Company’s management believes that  the “pull” of broadband television is replacing the “push” of traditional broadcast television. We believe that marketers are loosing confidence in TV advertising, and the impact of traditional advertising has been lessened by such technological advances as the Internet, satellite radio, TiVo, video games, video on demand, internet & DVDs..With today’s fragmented American demographic, we believe that blanket targeting of the past is inefficient and costly. Contextual and behavioral marketing is effective and a strong alternative for today’s marketer.

Strategy

Operating Strategies

The E360Live Solution is to offer entertainment and useful information to consumers, where they live, work and play by using a proprietary “TV Network” infrastructure and technology. E360Live will deliver multiple channels of music, movies, news, and ring-tones in all genres. We will also provide interactivity down to frames and seconds, which will be user-selected content that allows users to either watch our custom channel, or create their own content, schedule it and watch at their convenience.

We aim at providing users the ability to buy the content, or other related lifestyle products and to blend the “stickiness” of television with the interactivity of internet. The Company further aims to provide access to a vast selection of interactive programs, whereas traditional TV can only offer limited choices with no interactivity. We further aim to provide advertisers an effective way to reach their market. Our products will provide user-driven entertainment and useful information for users  which the Company hopes will create more consumers for the advertiser, and ultimately advertising revenue for us.

Growth Strategies

Management intends to continue developing effective consumer targeting via the Company’s platform, which is focused on providing sponsors with a pre-qualified demographic. With the proliferation and advances in storage and display technology, we intend to continue to offer the highest quality video online at lower prices. Management hopes to position E360live for use on set-top televisions, with the widespread adaptation of High-Speed Broadband in the US, E360live, once positioned, can be an alternative to IPTV or serve as an IPTV platform. E360Live has an infrastructure with a user friendly interface for unbundled entertainment programming, regardless of the screen size, making it ideal for distributing all types of content; from music videos, to movies to online games to mobile devices.

Channel Partners and Licensing Agreements New Shops

The Company will seek to license its patent-pending technology to users and channel partners.

Employees

As of the date of this prospectus, we have 8 full-time employees and 1 employee working part-time in the management, operations and maintenance of the Company.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Report To Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2006, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a reporting company and will be subject to the proxy statement or other information requirements of the 1934 Act as the result of filing a registration statement on Form 8-A. We will voluntarily send an annual report to shareholders containing audited financial statements.

Property

The Company and E360, LLC currently leases office space at 2295 S. Hiawassee Road, Suite 414, Orlando, FL 32835. The Company currently pays monthly rent of $3,500 per month pursuant to a 12 month lease, effective November 1, 2007.

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of November 1, 2007. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
Mary A. Spio	34	President, Director and CEO
Mark Argenti	35	Secretary, Director and Chief Creative Officer
Richard Brock	53	Chief Financial Officer
Ian McDaniel	33	Treasurer, Director and Chief Technology Officer

Mary A. Spio, President, Director and Chief Executive Officer

Ms. Mary A. Spio is our Chief Executive Officer, and has served as E360, LLC’s Managing Member from July 12, 2006 to May 1, 2007. From July 2004 through July 2006, Ms. Spio was a founding member and Chief Executive Officer of Next Galaxy Media where she patented Customer Engagement and Demographic Targeting Technology inventions. Ms. Spio’s technology can be seen applied globally in digital theaters in movies such as Ocean's 11, Planet of the Apes, Spy Kids, Monster's Inc and Bounce, which were all delivered digitally via the same technology. Ms. Spio served as a freelance consultant from January 2002 through December 2004.

Ms. Spio holds a Master of Science in Electrical Engineering and Computer Science, Global Innovation Management from Georgia Institute of Technology and Bachelor of Science in Electrical Engineering from Syracuse University.

Mark Argenti, Secretary, Director and Chief Creative Officer

Mr. Mark Argenti is the co-founder of Media Evolutions since April 2000. Mr. Argenti has directed, produced, and created cutting edge imagery for many of today’s biggest names in entertainment. Mr. Argenti’s client list includes artists such as Britney Spears, Mary J. Blidge, Justin Timberlake, Black Sabbath, Christina Aguilera, No Doubt, Jessica Simpson, and Ozzy Osborne. At Media Evolutions, Mr. Argeni has completed full digital media production for Universal Studios, Screenworks/NEP, Andre Agassi, NBC, Dreamworks, LiveWire Entertainment, Sheraton Taylor Group, Chili’s, Monte Carlo Celebrity Golf Invitational, Spike TV and much more.

Richard Brock, Chief Financial Officer

Mr. Richard Brock has been serving as our Chief Financial Officer since 2007. Mr. Brock also serves as the Chairman of the Board of The LBA Group, where he has served in such capacity since 2000. Prior to that, Mr. Brock practiced public accounting at The LBA Group since 1976 and has been a partner there since 1987. Mr. Brock has extensive experience in business and financial matters as he is the CPA and business consultant to numerous businesses and individuals. Mr. Brock received his BSBA from the University of Florida in 1975 and became a certified public accountant in 1976.

Ian McDaniel, Treasurer, Director and Chief Technology Officer

Mr. Ian McDaniel is the co-founder of Media Evolutions, where he has been involved since April 2000, and has worked in the entertainment industry for over 15 Years in a variety of media production roles. Mr. McDaniel has worked as an editor and engineer for numerous celebrities, and some of his past projects include Justin Timberlake -- Live from Memphis, Will Smith -- Live In Concert. Mr. McDaniel has also worked on shows for NBC, ABC, MTV, VH1, HBO, BET, SpikeTV, Showtime, Discovery Channel, History Channel, and A&E. His radio and audio work has appeared on AMFM Radio Networks, Casey Kasem’s Top 40, ABC Radio Networks, and various outlets.

Employment Agreements

Pursuant to an employment agreement between Gen2Media Corporation and Ms. Kim Johnson, dated August 1, 2007, Ms. Johnson was employed as the Company’s Chief Strategy Officer through December 31, 2009, unless her employment is terminated earlier pursuant to the employment agreement. The Company shall pay Ms. Johnson 15% commission on accounts Ms. Johnson newly acquires. In addition to the Base Salary, Ms. Johnson may, in the sole discretion of the Board, be awarded an incentive bonus

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the year ended June 30, 2007 and December 31, 2005 and 2004. No officers have received more than $100,000 in compensation during this time periods.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mary A. Spio,	2007	0			666,667				16,000
Chief Executive Officer

Mark Argenti,	2007	0			666,667				16,000
Chief Creative Officer

Ian McDaniel,	2007				666,667				16,000
Chief Technology Officer
(1) pursuant to the Company’s action by written consent, dated October 25, 2007, the Company issued 666,667 options at $0.05 per share to each of the Company’s executive officers.

OPTIONS/SARs GRANTS DURING LAST FISCAL YEAR

None.

DIRECTOR COMPENSATION

The Company’s directors currently serve without compensation.

Business Advisory Board

There are currently three members on our Business Advisory Board,

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total
Tom Hansen			2,000,000				48,000

Tom Morris			2,000,000				48,000

Doug Nagel			1,000,000				24,000

(1) Pursuant to the Company’s action by written consent, dated October 25, 2007, the Company issued (i) Mr. Tom Hansen options to purchase 2,000,000 shares of the Company’s commons tock at $0.05, (ii) Mr. Tom Morris options to purchase 2,000,000 shares of the Company’s commons tock at $0.05, and (ii) Mr. Doug Nagel options to purchase 1,000,000 shares of the Company's commons tock at $0.05. Mr. Morris and Mr. Hansen are serving 2-year terms on the advisory board, while Mr. Nagels is serving a 1-year term. These gentlemen act in a non-official advisory capacity to the Company, on an as needed basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership by Mr. James Byrd, Jr. The managing member of Vanguard Capital, LLC is Mr. Byrd. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd’s. Blue Ridge Services, L.P. and Vanguard Capital, LLC, collectively, beneficially own 4,650,000 shares of the Company’s common stock, or 8.5%. 1,000,000 such shares have been paid for at $0.10 in connection with the Private Offering; the balance of the shares were issued by the Company in consideration of consulting services rendered. Specifically, 2,000,000 shares were issued in connection with a consulting agreement by and between the Company and Vanguard, of which 350,000 shares have been transferred by Vanguard in private transactions. Further, Vanguard cancelled certain cash-compensation consulting provisions, and an additional 2,000,000 shares were issued by the Company to Vanguard, which were taken in the form of stock options by Mr. Byrd. The shares underlying such options are not being registered in this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of and percent of the Company's common stock beneficially owned by:

•	all directors and nominees, naming them,
•	our executive officers,
•	our directors and executive officers as a group, without naming them, and
•	persons or groups known by us to own beneficially 5% or more of our Common Stock or our Preferred Stock having voting rights:

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on June 30, 2007 and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of June 30, 2007. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our capital stock owned by them.

Name and address of owner	Title of Class	Capacity with Company	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Mary Spio c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Executive Officer	11,500,000	21%

Mark Argenti c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Creative Officer	11,500,000	21%

Ian McDaniel c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Technology Officer	11,500,000	21%

Vanguard Capital, LLC/Blue Ridge Services, L.P (3) c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Consultant	4,650,000	8.5%

Tom Hansen c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Member of Advisory Board	4,000,000 (4)	7.3%

Tom Morris c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Member of Advisory Board	4,000,000 (4)	7.3%

All Officers and Directors As a Group (3 persons)	Common Stock		34,500,000	64%

(1)  This column represents the total number of votes each named stockholder is entitled to vote upon matters presented to the shareholders for a vote.
(2) Applicable percentage ownership is based on 45,194,999 shares of Common Stock outstanding as of  November 15, 2007, together with securities exercisable or convertible into shares of Common Stock within 60 days of  November 15, 2007  for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of  November 15, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership. The managing member of Vanguard Capital, LLC is Mr. James Byrd, Jr. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd. Vanguard Capital, LLC beneficially owns 4,150,000 shares and Blue Ridge Services, L.P. is the beneficial owner of 500,000 shares.
(4) Mr. Tom Hansen and Mr. Tom Morris, members of our Business Advisory Board, each beneficially own 4,000,000 shares of the Company’s common stock, or 8% each. Mr. Morris’s shares include those owned by Morris Realty, Scott Morris and Julie Morris, children of Mr. Tom Morris. Mr. Hansen and Mr. Morris each purchased 2,000,000 shares of the Company’s common stock at $0.10 per share, and in connection with their advisory board services, each received 2,000,000 stock options, which are not being registered pursuant to this registration statement.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $.001 par value per share. As of November 15, 2007, there were 49,200,000 shares of common stock issued and outstanding held by 55 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Stockholder (viii)	Shares of Common Stock Included in Prospectus (v)	Beneficial Ownership Before Offering (i) (ii)	Percentage of Common Stock Before Offering (i) (ii)	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After Offering (iii)
Blue Ridge Service, LP (vi)	500,000	500,000	*	--	--
Vanguard Capital, LLC (vi)	500,000	500,000	*	--	--
John Schoene	900,000	900,000	*	--	--
Bausman, Paula	25,000	25,000	*	--	--
Byrd, Sr. James	40,000	40,000	*	--	--
Byrd, Patricia	50,000	50,000	*	--	--
Byrd, Tucker	250,000	250,000	*	--	--
Cohn, Marshall	25,000	25,000	*	--	--
Ginther, Donnalyn	10,000	10,000		--	--
Hansen, Tom	2,000,000	2,000,000	4.9%	--	--
Vanguard Capital, LLC (vi)	3,650,000	3,650,000	9.4%*	--	--
Morris Realty	1,000,000	1,000,000	2.45%	--	--
Portmann, Linda B.	150,000	150,000	*	--	--
Riddle, Rebecca	25,000	25,000	*	--	--
Uricchio, Joe and Pauli	250,000	250,000	*	--	--
Leasure, Ed	100,000	100,000	*	--	--
Morgan, John	250,000	250,000		--	--
Morris, Julie	500,000	500,000	1.2%	--	--
Morris, Scott	500,000	500,000	1.2%	--	--
Argenti, Maria	10,000	10,000	*	--	--
Argenti, Jeanine	10,000	10,000	*	--	--
Argenti, Peter	10,000	10,000	*	--	--
Wykle, Melissa	10,000	10,000	*	--	--
Lang, Erin	10,000	10,000	*	--	--
Milien, Marie	10,000	10,000	*	--	--
Shoucair, Richard	10,000	10,000	*	--	--
Richard, Kevin	10,000	10,000	*	--	--
Wallis, Steven	10,000	10,000	*	--	--
Shirley, Paul	10,000	10,000	*	--	--
McDaniel, Harry W.	10,000	10,000	*	--	--
McDaniel, Donna	10,000	10,000	*	--	--
McDaniel, Layla	10,000	10,000	*	--	--
Ward, Christopher	20,000	20,000	*	--	--
Brock, Richard	150,000	150,000	*	--	--
Brock, Janice	10,000	10,000	*	--	--
Brock, Daniel	10,000	10,000	*	--	--
Ward, Joyce	10,000	10,000	*	--	--
Harris, Kevin	10,000	10,000	*	--	--
Monreal, Ken	10,000	10,000	*	--	--
Ward, Larry	10,000	10,000	*	--	--
Brewer, Jennifer	10,000	10,000	*	--	--
Badie, Roy	10,000	10,000	*	--	--
Badie, Mark	10,000	10,000	*	--	--
Wassell, Donna	100,000	100,000	*	--	--
Morrow, Tim	10,000	10,000	*	--	--
Sanchez, Ramon	10,000	10,000	*	--	--
Leicht, Craig	10,000	10,000	*	--	--
Sichenzia, Ross et. al. (vii)	700,000	700,000	*	--	--
Dan Valladao	150,000	150,000	*	--	--
Paula Bausman	100,000	100,000	*	--	--
Jonathan Keyser	100,000	100,000	*	--	--
Doug Nagel	1,000,000	1,000,000	*	--	--
OIC Nominees, Ltd.	1,000,000	1,000,000	2.45%	--	--
Bill Corbett	200,000	200,000	*	--	--
Mike Jacks	200,000	200,000	*	--	--

Total	14,695,000	14,695,000		--	--

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 45,194,999  shares issued and outstanding as of November 15, 2007.

(iii) Assumes that all securities registered will be sold.

(iv) and (vi) Number of shares consists entirely of shares of common stock of the Company.

(v) Number of shares includes shares issued to the selling stockholders in connection with the Private Offering. There were a total of 9,995,000 shares of the Company’s common stock issued to purchasers in the Private Offering at $0.10 per share. In addition, there were a total of 4,700,000 shares issued to persons for services provided to the Company, including 4,150,000 shares Issued to Vanguard Capital, LLC as a result of a 2 year business consulting agreement with the Company and 700,000 issuable to the law firm of Sichenzia, Ross, Friedman Ference LLP which received 700,000 shares for legal services provided to the Company. All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering.

(vi) Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership by Mr. James Byrd, Jr. The managing member of Vanguard Capital, LLC is Mr. Byrd. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd’s. Blue Ridge Services, L.P. and Vanguard Capital, LLC, collectively, beneficially own 4,650,000 shares of the Company’s common stock, or 8.5%. 1,000,000 such shares have been paid for at $0.10 in connection with the Private Offering; the balance of the shares were issued by the Company in consideration of consulting services rendered. Specifically, 2,000,000 shares were issued in connection with a consulting agreement by and between the Company and Vanguard, of which 350,000 shares have been transferred by Vanguard in private transactions. Further, Vanguard cancelled certain cash-compensation consulting provisions, and an additional 2,000,000 shares were issued by the Company to Vanguard, which were taken in the form of stock options by Mr. Byrd. The shares underlying such options are not being registered in this registration statement.

(vii) Such shares have been issued to Sichenzia Ross Friedman Ference LLP in consideration of legal services rendered.

(viii) None of the selling stockholders are broker dealers.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal
• facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately-negotiated transactions;
• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
• through the writing of options on the shares;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently traded on the Over the Counter Bulletin Board (“OTCBB”). To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.

Holders

As of November 15, 2007, the approximate number of stockholders of record of the Common Stock of the Company was 55.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP has been issued 700,000 shares of the Company’s common stock in consideration of legal services rendered.

EXPERTS

The consolidated balance sheet of Gen2Media Corporation and its subsidiary  for the fiscal year ended June 30, 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from inception (July 21, 2006) to June 30, 2007 appearing in this prospectus and registration statement have been audited by Cross, Fernandez & Riley, LLP independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building and 233 Broadway New York, New York.

GEN2MEDIA CORPORATION

INDEX TO FINANCIAL  STATEMENTS

Gen2Media Corporation
and Subsidiary
(A Development Stage Company)

Consolidated Financial Statements
For the Period from July 21, 2006 (Date of Inception)
Through June 30, 2007

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Contents

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Management
Gen2Media Corporation
Orlando, Florida

We have audited the accompanying consolidated balance sheet of Gen2Media Corporation and Subsidiary (a development stage company) as of June 30, 2007 and the related consolidated statements of operations shareholders’ deficit, and cash flows for the period from July 21, 2006 (date of inception) through June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gen2Media Corporation and Subsidiary (a development stage company) as of June 30, 2007, and the results of their operations and their cash flows for the period from July 21, 2006 (date of inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

November  9, 2007

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheet

June 30,	2007

Assets

Current:
Cash and cash equivalents	$321,497

Total current assets	321,497

Furniture and equipment:
Computer equipment	36,764
Office furniture and fixtures	7,302

44,066
Less: Accumulated depreciation	(3,521)

Net furniture and equipment	40,545

Intangibles:
Website platform	397,158
Patents	8,754

Other assets:
Deposits	18,381

Total intangibles and other assets	424,293

$786,335

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$54,042
Accrued expenses	25,921
Due to related parties	5,069

Total current liabilities	85,032

Notes payable to related parties	120,000

Total liabilities	205,032

Minority interest	380,651

Stockholders’ equity:
Common stock, $.001 par value; 100,000,000 shares authorized; 41,695,000 issued and outstanding	41,695
Additional paid-in capital	903,142
Deficit accumulated during the development stage	(644,185)
Subscription receivable	(100,000)

Total stockholders’ equity	200,652

$786,335

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Operations

For the Period From July 21, 2006 (Date of Inception) Through June 30,	2007

Revenues	$–

Operating expenses	644,034

Minority interest in loss of subsidiary	(21,449)

Net loss	(622,585)

Net loss to common shareholders	$(622,585)

Basic net loss per common share	$(0.02)

Weighted average shares outstanding	38,915,114

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Shareholders’ Deficit

	Class A Common Stock		Additional Paid-In	Deficit Accumulated During Development
	Shares	Amount	Capital	Stage	Total

Balance at July 21, 2006 (date of inception)	–	$–	$–	$–	$–

Common stock issued to employees in stock exchange on May 17, 2007 (Note 8)	32,500,000	32,500	(7,163)	–	25,337

Common stock issued for consulting services on May 17, 2007 (Note 9)	2,000,000	2,000	198,000	–	200,000

Common stock issued in private placement in June 2007 (Note 9)	7,195,000	7,195	712,305	–	719,500

Common stock subscribed at June 2007	–	–	(100,000)	–	(100,000)

Distributions to shareholders	–	–	–	(21,600)	(21,600)

Net loss	–	–	–	(622,585)	(622,585)

Balance at June 30, 2007	41,695,000	$41,695	$803,142	$(644,185)	$(200,652)

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Cash Flows

For the Period From July 21, 2006 (Date of Inception) Through June 30,	2007

Cash flows from operating activities:
Net loss	$(622,585)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	3,521
Common stock issued for services	200,000
Minority interest in loss of subsidiary	(21,449)
Net changes in:
Due to related parties	5,069
Accounts payable and accrued expenses	79,963

Net cash used by operating activities	(355,481)

Cash flows from investing activities:
Investment in website platform	(397,158)
Investment in patents	(8,754)
Increase in deposits	(18,381)
Purchase of furniture & equipment	(44,066)

Net cash used by investing activities	(468,359)

Cash flows from financing activities:
Contribution by minority interest	402,100
Proceeds from common stock issuance	644,837
Repayments on related party notes payables	(80,000)
Loans from related parties	200,000
Distributions to shareholders	(21,600)

Net cash provided by financing activities	1,145,337

Net increase in cash and cash equivalents	321,497

Cash and cash equivalents, July 21, 2006	–

Cash and cash equivalents, June 30, 2007	$321,497

Supplemental cash flow information:
Non-cash investing activities:
Issuance of notes payable for website development	$200,000

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

1.	Organization and Nature of Business
The accompanying financial statements include Gen2Media Corporation and Subsidiary (collectively the “Company”). Gen2Media Corporation has one operating subsidiary, E360, LLC (“E360”), which is a Limited Liability Company organized on July 21, 2006 under Florida Law.

E360 owns a patent-pending technology for the display of online video, and a website for consumers to watch, download or own, in a library format, music videos, television shows or feature films.

Gen2Media Corporation was formed in May 2007 under the laws of the State of Nevada to acquire a majority interest in E360.

On May 10, 2007 95% of the ownership interest in E360 was acquired by Gen2Media Corporation in a stock exchange.

2.	Summary of Significant Accounting Policies
Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.  The useful lives of furniture and equipment for purposes of computing depreciation are:

June 30,	Useful Lives	2007

Computer equipment	5 years	$36,764
Office furniture and equipment	7 years	7,302

		44,066
Less accumulated depreciation		(3,521)

Property and equipment, net		$40,545

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. These costs will be amortized when the website is placed in service.

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the period from July 21, 2006 (inception) to June 30, 2007, was $38,211.

Minority Interest Minority interest represents the portion of the subsidiary not owned by Gen2Media Corporation.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the period ended June 30, 2007.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring for fiscal years beginning after September 15, 2006. The Company is currently evaluating the effect, if any, the adoption of SFAS 155 will have on its financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of this standard on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The Company is currently evaluating the effect, if any, the adoption of SAB 108 will have on its financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

3.	Income Taxes
Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The components of deferred tax assets at June 30, 2007 are as follows:

June 30,	2007

Net operating loss	$249,000

Valuation allowance	(249,000)

Net deferred tax assets	$–

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

4.	Related Party Transaction
Since inception, the Company has issued notes payable to its shareholders, directors and officers to fund its operations.  Notes payable to these related parties are unsecured, Amounts outstanding under notes payable to related parties as of June 30, 2007 were $120,000, which are related to the development of the website.  The notes require repayment when the Company has sufficient cash resources and have an interest rate of 0%

Other amounts due to related parties in the next 12 months or less approximate $5,000 for short-tem loans made to the Company in December 2006.

5.	Commitments
Leases

The Company subleases office space on a month-to-month basis from Media Evolutions, Inc., a company owned by one of the Founders, for $3,574 per month.  Rent expense paid under this lease for the period from July 21, 2006 (inception) to June 30, 2007 totaled approximately $32,000.

Consulting Agreement

On April 1, 2007, the Company entered into an agreement with Vanguard, LLC, to assist it in developing a business and capital strategy for the Company. The agreement provides for a term of two years. The Vanguard Agreement provides as an incentive two million shares of Class A common stock and a $5,000 monthly consulting fee.  As of June 30, 2007, the Company had incurred $10,000 in cash consulting fees and issued the two million shares to Vanguard.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

6.	Capital Stock
Non-Cash Compensation Related to Stock-Based Transactions

The Company’s authorized capital stock consists of 100,000,000 shares of Class A common with a par value of $0.001.  In connection with the acquisition discussed in Note 1, three founders of the Company received a total of 32,500,000 shares of Class A common stock in Gen2Media in exchange for their 95% (9,500 member units) ownership interest in E360, LLC.

The shares are restricted until and unless the registration of said shares for resale becomes effective and may not be sold without registration under the Securities Act or pursuant to an exemption from registration. There is currently no public market for the shares.

In accordance with a registration rights agreement dated June 30, 2007, the Company intends to file an SB-2 or other similar registration statement with the Securities and Exchange Commission (“SEC”) that will include 10,000,000 shares.

In June 2007, the Company sold 7,195,000 shares of its common stock for $0.10 per share pursuant to a private placement of securities. The Company intends to use a portion of the proceeds to fund the development of the E360 Live website.

7.	Earnings per Share	The following is a reconciliation of basic net loss per common share:

Fiscal Year Ended June 30,	2007

Net operating loss	$(622,585)

Weighted average shares outstanding - basic	38,915,114

Basic net loss per common share	$(0.02)

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

8.	Subsequent Events
On July 10, 2007, the Company’s website was launched.
On October 18, 2007, the Company approved 700,000 Class A common shares to be issued to Sichenzia, Ross, Friedman & Ference, LLP in return for legal services relating to filing a Form SB-2 Registration Statement. The agreement also requires cash payments of $30,000 in three installments, $10,000 as a retainer, $10,000 upon the first filing of the Form SB-2 and $10,000 upon the Security and Exchange Commission’s (SEC) declaration of effectiveness of the Form SB-2 and the issuance of the 700,000 shares.
On October 25, 2007, the Company granted options for 5,000,000 Class A common shares pursuant to consulting agreements with Mr. Douglas Nagel, Mr. Tom Hansen and Mr. Tom Morris. These individuals will serve on a Business Advisory Board and assist the Company, on an as-needed basis, in developing key business strategies. The excise price is $0.05 per share.  The options vest 50% per year over two years and have a term of three years.
On October 25, 2007, the Company granted an irrevocable option and warrant for 2,000,000 shares of Class A common stock at $.01 per share to Vanguard, LLC, a consultant, in consideration for its waiver of all future cash payments due under the Vanguard, LLC agreement (see Note 7).  The waiver is effective October 25, 2007.  The options vest immediately and have a term or three years.
On October 25, 2007, the Company granted options for 2,000,000 shares of Class A common stock at $.05 per share to three manager directors in consideration for each of their employment agreements to serve the Company for a period of 5 years. The options vest 20% per year over 5 years and have a term of five years.

On October 30, 2007, the Company entered into an agreement with Veranda 414, LLC, a related party, to lease office space for term of 12 months, commencing on November 1, 2007.  The Company will pay $3,500 a month plus applicable taxes.
In October 2007, the Company sold 1,400,000 shares of its common stock for $.10 per share pursuant to a private placement of securities.

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2007

Assets

Current:
Cash and cash equivalents	$2,416
Employee advances	22,931
Accounts receivable	20,000

Total Current Assets	45,347

Furniture and Equipment:
Computer equipment	66,305
Office furniture and fixtures	7,302
73,607
Less: Accumulated depreciation	(6,345)

Net Furniture and Equipment	67,262

Intangibles:
Patent pending	8,754

Website platform	406,302
Less: Accumulated amortization	(33,858)

Net Website Platform	372,444

Other Assets:
Deposits	18,381

Total Intangibles and Other Assets	399,579

Total Assets	$512,188

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$74,605
Accrued salaries	37,921
Due to related parties	125,069

Total Current Liabilities	237,595

Minority Interest	365,315

Stockholders' Deficit:

Common stock, $.001 par value; 100,000,000 shares authorized;
41,695,000 issued and outstanding	41,695
Additional paid in capital	903,142
Subscription receivable	(100,000)
Deficit accumulated during the development stage	(935,559)

Total Stockholders' Deficit	(90,722)

Total Liabilities and Stockholders' Deficit	$512,188

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT (UNAUDITED)

	Quarter Ended	Inception to
	09/30/07	09/30/07

REVENUES	$20,541	$20,541

OPERATING EXPENSES	327,250	971,286

MINORITY INTEREST IN LOSS OF SUBSIDIARY	(15,335)	(47,537)

NET LOSS	(291,374)	(903,208)

NET LOSS TO COMMON SHAREHOLDERS	$(291,374)	$(903,208)

BASIC NET LOSS PER COMMON SHARE	(0.01)	(0.02)

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Quarter Ended	Inception to
	09/30/07	09/30/07
Cash Flows from Operating Activities:
Net loss	$(291,374)	$(903,208)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation	2,817	6,346
Amortization	33,858	33,858
Common stock issued for services	-	200,000
Minority interest in loss of subsidiary	(15,335)	(47,537)
Net changes in:
Employee advances	(22,931)	(22,931)
Accounts receivable	(20,000)	(20,000)
Accounts payable and accrued expenses	32,570	112,527

Net Cash Used By Operating Activities	(280,396)	(640,946)

Cash Flows from Investing Activities:
Investment in website platform	(9,144)	(406,302)
Investment in patents	-	(8,754)
Increase in deposits	-	(18,381)
Purchase of furniture and equipment	(29,541)	(73,607)

Net Cash Used By Investing Activities	(38,685)	(507,044)

Cash Flows from Financing Activities:
Contribution by minority interest	-	402,100
Proceeds from common stock issuance	-	644,837
Repayments on related party notes payables	-	(80,000)
Loans from related parties	-	205,069
Distributions to shareholders	-	(21,600)

Net Cash Provided By Financing Activities	-	1,150,406

Net Increase (Decrease) in Cash and Cash Equivalents	(319,081)	2,416

Cash and Cash Equivalents, Beginning	321,497	-

Cash and Cash Equivalents, Ending	$2,416	$2,416

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
SCHEDULE OF OPERATING EXPENSES (UNAUDITED)

	Quarter Ended	Inception to
	9/30/07	9/30/07

Advertising	$40,839	$79,050

Depreciation	2,824	6,345

Office maintenance and supplies	10,015	21,721

Professional fees	48,499	292,252

Rent	10,723	42,040

Taxes and licenses	489	2,022

Telephone	8,607	22,087

Other operating expenses	205,254	505,769

TOTAL OPERATING EXPENSES	$327,250	$971,286

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS\
(unaudited)

1.	Basis of Presentation
The unaudited financial statements have been prepared by Gen2Media Corporation (a development stage enterprise, the “Company”), in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and applicable rules and regulations of the Securities and Exchange Commission.

The accompanying financial statements contain all normal recurring adjustments which are, in the opinion of management, necessary for the fair presentation of such financial statements.  Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been omitted under such rules and regulations although the Company believes that the disclosures are adequate to make the information presented not misleading.

These unaudited financial statements should be read in conjunction with the financial statements and notes included in form SB-2 for the fiscal year ended June 30, 2007.  Interim results of operations for the three-month period ended September 30, 2007 may not necessarily be indicative of the results to be expected for the full year.

2.	Organization and Nature of Business
The accompanying financial statements include Gen2Media Corporation and Subsidiary (collectively the “Company”). Gen2Media Corporation has one operating subsidiary, E360, LLC (“E360”), which is a Limited Liability Company organized on July 21, 2006 under Florida Law.

E360 owns a patent-pending technology for the display of online video, and a website for consumers to watch, download or own, in a library format, music videos, television shows or feature films.

Gen2Media Corporation was formed in May 2007 under the laws of the State of Nevada to acquire a majority interest in E360.

On May 10, 2007 95% of the ownership interest in E360 was acquired by Gen2Media Corporation in a stock exchange.

3.	Summary of Significant Accounting Policies
Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.  The useful lives of furniture and equipment for purposes of computing depreciation are:

September 30, 2007,	Useful Lives	2007

Computer equipment	5 years	$66,305
Office furniture and equipment	7 years	7,302

		73,607
Less accumulated depreciation		(6,345)

Property and equipment, net		$67,262

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. Development of the website was completed in July 2007 and has been placed in service.  Website platform has an estimated useful life of 3 years and will be amortized over 36 months on a straight-line basis

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the quarter from July 1, 2007 to September 30, 2007, was $40,839.

Minority Interest Minority interest represents the portion of the subsidiary not owned by Gen2Media Corporation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the interim period ended September 30, 2007.

Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring for fiscal years beginning after September 15, 2006. The Company is currently evaluating the effect, if any, the adoption of SFAS 155 will have on its financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of this standard on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The Company is currently evaluating the effect, if any, the adoption of SAB 108 will have on its financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows.

4.	Income Taxes
Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The components of deferred tax assets at September 30, 2007 are as follows:

September 30,	2007

Net operating loss	$372,000

Valuation allowance	(372,000)

Net deferred tax assets	$–

5.	Related Party Transaction
Since inception, the Company has issued notes payable to its shareholders, directors and officers to fund its operations.  Notes payable to these related parties are unsecured, Amounts outstanding under notes payable to related parties as of September 30, 2007 were $120,000, which are related to the development of the website.  The notes require repayment when the Company has sufficient cash resources and have an interest rate of 0%

Other amounts due to related parties in the next 12 months or less approximate $5,000 for short-tem loans made to the Company in December 2006.

6.	Commitments
Leases

The Company subleases office space on a month-to-month basis from Media Evolutions, Inc., a company owned by one of the Founders, for $3,574 per month.  Rent expense paid under this lease during the interim period from July 1, 2007 to September 30, 2007 totaled approximately $10,723.

7.	Capital Stock
Non-Cash Compensation Related to Stock-Based Transactions

The Company’s authorized capital stock consists of 100,000,000 shares of Class A common with a par value of $0.001.  In connection with the acquisition discussed in Note 1, three founders of the Company received a total of 32,500,000 shares of Class A common stock in Gen2Media in exchange for their 95% (9,500 member units) ownership interest in E360, LLC.

The shares are restricted until and unless the registration of said shares for resale becomes effective and may not be sold without registration under the Securities Act or pursuant to an exemption from registration. There is currently no public market for the shares.

In accordance with a registration rights agreement dated June 30, 2007, the Company intends to file an SB-2 or other similar registration statement with the Securities and Exchange Commission (“SEC”) that will include 10,000,000 shares.

In June 2007, the Company sold 7,195,000 shares of its common stock for $0.10 per share pursuant to a private placement of securities. The Company intends to use a portion of the proceeds to fund the development of the E360 Live website.

8.	Earnings per Share	The following is a reconciliation of basic net loss per common share:

THREE MONTHS ENDED SEPTEMBER 30,
2007

Net income (loss) - basic	$(306,710)

Weighted average shares outstanding – basic	40,133,266

Basic net income (loss) per common share	(0.01)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$106.92
Accounting fees and expenses	$50,000
Legal fees and expenses	$25,000
TOTAL *	$75,106.92
* Estimated

Item 26. Recent Sales of Unregistered Securities

From May 19, 2007 through November 15, 2007, the Company sold 10,000,000 shares of its common stock in the Private Placement. The Private Placement, in the amount of $1,000,000, was issued to 20 accredited investors and 20 unaccredited investors, and included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company that received 4,000,000 shares under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received its shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

All of the foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation D or Regulation S, promulgated under the Act. None of the purchasers who received shares under Regulation S are U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Index Oil and Gas, Inc. or executive officers of Index Oil and Gas Inc., and transfer was restricted by Index Oil and Gas, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27. Exhibits
Exhibit Number	Description
3.1	Articles of Incorporation of Gen2Media Corporation

3.2	Articles of Organization of E360 Live, LLC

3.3	By-laws of Gen2Media Corporation

5.1	Legality Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Form of Subscription Agreement and Investor suitability Representation, as of May 19, 2007

10.2	Form of Registration Rights Agreement, as of May 19, 2007

10.3	Form of Lock Up / Leak Out Agreement, dated May 19, 2007

10.4	Letter Agreement by and between Greatwater Holdings, LLC and E360, LLC, dated April 9, 2007

10.5	Membership Interest Purchase Agreement by and among certain members of E360, LLC and Gen2Media Corporation

10.6	Employment Agreement by and between Gen2Media Corporation and Kim Johnson dated August 1, 2007

10.7	Amendment Number 2 to Employment Agreement by and between Gen2Media Corporation and Kim Johnson dated December 7, 2007

10.8	Consulting Agreement by and between Vanguard Capital, LLC and Gen2Media Corporation, dated May 10, 2007

10.9	Amendment to Consulting Agreement by and between Vanguard Capital, LLC and Gen2Media Corporation, dated May 10, 2007

21.1	List of subsidiaries of the Company

23.1	Consent of Cross, Fernandez & Riley, LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP* (included in Exhibit 5.1)

**All exhibits have been filed herewith.

Item 28. Undertakings

 The undersigned Registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Orlando, Florida on December 7, 2007.

GEN2MEDIA CORPORATION

December 7, 2007	By:	/s/ Mary A. Spio
Mary K. Spio
Chief Executive Officer

December 7, 2007	By:	/s/ Richard Brock
Richard Brock
Chief Financial Officer (Principal financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Spio his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that attorney-in-fact or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary A. Spio	Director, President, and Chief Executive Officer	December 7, 2007
Mary A. Spio	(Principal Executive Officer)

/s/ Richard Brock	Chief Financial Officer	December 7, 2007
Richard Brock	(Principal Financial Officer)

/s/ Mark Argenti	Director, Secretary, and Chief Creative Officer	December 7, 2007
Mark Argenti	(Principal Executive and Financial Officer)

/s/ Ian McDaniel	Director, Treasurer, and Chief Technology Officer	December 7, 2007
Ian McDaniel